EXHIBIT 99.1

Oblong Reports Q2 2025 Results and Expands $8M TAO Treasury to Power Decentralized AI

21,613 TAO Tokens Now Staked to Generate Revenue and Strengthen Oblong’s Role in Bittensor’s AI Ecosystem

August 14, 2025 – (BUSINESS WIRE) – Oblong, Inc. (Nasdaq: OBLG) (“Oblong” or the “Company”), a digital asset treasury company, today announced financial results for the second quarter ended June 30, 2025 (“Q2 2025”) and significant progress in its treasury strategy centered on Bittensor’s TAO token.

With artificial intelligence projected to reach a $1.2 trillion market by 2030, Oblong is pioneering a treasury strategy that leverages TAO to drive financial returns and decentralized AI innovation. Bittensor’s network, powered by over 500 active nodes, incentivizes collaborative AI development, positioning TAO as a critical asset for forward-thinking companies.

“Oblong’s $8.0 million investment in 21,613 TAO tokens, all staked in the Bittensor network, generates revenue while strengthening our role in the decentralized AI ecosystem,” said Pete Holst, CEO of Oblong. “Our strategy positions us at the forefront of AI-driven finance, delivering value through strategic treasury management.”

Q2 2025 Financial and Strategic Highlights

●	Strong Financial Position: As of June 30, 2025, Oblong held $10.8 million in cash and cash equivalents, $1.7 million in TAO holdings, and zero debt.
●

TAO Treasury Expansion: Invested $1.7 million in Q2 2025 to acquire 5,025 TAO tokens, followed by $6.35 million post-Q2 to purchase 16,506 additional tokens, totaling 21,613 tokens, all staked to generate revenue and support Bittensor’s decentralized AI network.

●	Capital Raising: Secured $6.9 million from a private placement and $1.3 million from common warrant exercises in Q2 2025, with an additional $0.9 million from warrant exercises post-Q2.
●

Revenue and Loss: Generated $0.6 million in revenue, consistent with Q2 2024, with a net loss of $0.6 million, improved from $1.0 million in Q2 2024. Adjusted EBITDA loss was $0.7 million, improved from $1.0 million in Q2 2024 (see “Non-GAAP Financial Information” below).

●	Strategic Outlook: Committed to evaluating weekly TAO purchases and exploring partnerships to develop AI-driven technologies within the Bittensor ecosystem, aligning treasury and operational goals.

Strategic Vision

Oblong’s TAO treasury delivers value to investors through potential share price growth driven by strategic asset management, to TAO holders by enhancing Bittensor’s ecosystem, and to the AI community by advancing decentralized innovation. As corporations increasingly adopt digital assets, Oblong leads by integrating AI and finance through TAO’s unique role in Bittensor’s growing network.

Non-GAAP Financial Information

Adjusted EBITDA is a non-GAAP financial measure. See “GAAP to Non-GAAP Reconciliation” below for a reconciliation to net loss.

About Oblong, Inc.

Oblong (Nasdaq: OBLG) is building a robust cryptocurrency treasury focused on decentralized artificial intelligence (AI) and the acquisition of $TAO, the native cryptocurrency of Bittensor, a decentralized blockchain network for machine learning and AI. By championing open-source intelligence, Oblong offers unmatched opportunities for retail and institutional investors.

Forward-looking and cautionary statements

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that Oblong assumes, plans, expects, believes, intends, projects, estimates, or anticipates (and other similar expressions) will, should, or may occur in the future are forward-looking statements. Oblong’s actual results may differ materially from its expectations, estimates, and projections, and consequently, you should not rely on these forward-looking statements as predictions of future events. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements relating to the Company’s plans to: i) deliver value through strategic treasury management and ii) explore partnerships to develop AI-driven technologies within the Bittensor ecosystem, aligning treasury and operational goals.  The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties, including the volatility of market price for our securities, that may cause actual results in future periods to differ materially from such statements. A list and description of these and other risk factors can be found in the Company’s Annual Report on Form 10-K for the year ending December 31, 2024, the Company’s Form 10-Q filed on August 14, 2025, and in other filings made by the Company with the SEC from time to time. Any of these factors could cause Oblong’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, correct, update, or revise any information contained herein.

Investor Relations Contact

David Clark

investors@oblong.com

(213) 683-8863 ext. 5

OBLONG, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands, except shares, par value, and stated value)

	June 30, 2025	December 31, 2024
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$10,795	$4,965
Digital assets	1,683	—
Accounts receivable, net	15	186
Prepaid expenses and other current assets	566	118
Total current assets	13,059	5,269
Other assets	5	6
Total assets	$13,064	$5,275
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	122	105
Accrued expenses and other current liabilities	1,659	1,131
Deferred revenue	31	36
Total current liabilities	1,812	1,272
Total liabilities	1,812	1,272
Commitments and contingencies (see Note 9)
Stockholders’ equity:
Preferred stock Series F, convertible; $0.0001 par value; $390,000 stated value; 5,000,000 shares authorized, 355 and 545 shares issued and outstanding as of June 30, 2025, and December 31, 2024, respectively	—	—
Common stock; $0.0001 par value; 150,000,000 shares authorized, 1,594,953 and 1,594,764 shares issued and outstanding as of June 30, 2025, respectively, and 1,144,926 and 1,144,737 shares issued and outstanding as of December 31, 2024, respectively	—	—
Treasury Stock, 189 common shares	(181)	(181)
Additional paid-in capital	244,984	236,458
Accumulated deficit	(233,551)	(232,274)
Total stockholders’ equity	11,252	4,003
Total liabilities and stockholders’ equity	$13,064	$5,275

OBLONG, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in thousands) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenue	$592	$611	$1,214	$1,237
Cost of revenue	364	491	737	1,120
Gross profit	228	120	477	117
Operating expenses:
Research and development	3	65	6	115
Sales and marketing	6	57	14	111
General and administrative	902	1,016	1,831	2,093
Total operating expenses	911	1,138	1,851	2,319
Operating loss	(683)	(1,018)	(1,374)	(2,202)
Interest income, net	47	44	73	92
Unrealized gain on digital assets	31	—	31	—
Other income, net	78	44	104	92
Loss before income taxes	(605)	(974)	(1,270)	(2,110)
Income tax expense	—	9	7	9
Net loss	$(605)	$(983)	$(1,277)	$(2,119)

GAAP to Non-GAAP Reconciliation:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net loss	$(605)	$(983)	$(1,277)	$(2,119)
Other income, net	(78)	(44)	(104)	(92)
Income tax expense	—	9	7	9
Stock-based compensation	—	31	-	62
Adjusted EBITDA loss	$(683)	$(987)	$(1,374)	$(2,140)